UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2012, the Board of Directors (the “Board”) of Navistar International Corporation, a Delaware corporation (the “Company”), authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of the common stock of the Company, par value $0.10 per share (the “Common Stock”), to stockholders of record at the close of business on June 29, 2012 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of a newly authorized series of Junior Participating Preferred Stock, Series A, par value $1.00 per share (the “Preferred Stock”), at a purchase price of $140.00 per Unit, subject to adjustment (the “Purchase Price”). The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of June 19, 2012, between the Company and Computershare Shareowner Services LLC, as Rights Agent.

Rights Certificates; Exercise Period.

Initially, the Rights will be attached to all shares of Common Stock then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of repurchases of stock by the Company or certain inadvertent actions by certain stockholders or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. For purposes of the Rights Agreement, beneficial ownership is defined to include ownership of derivative securities.

Until a Distribution Date, (i) the Rights will be evidenced by the certificates for the Common Stock (or, in the case of shares reflected on the direct registration system, by the notations in the book-entry account system) and will only be transferable with such Common Stock, (ii) new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until a Distribution Date and will expire at 5:00 P.M., New York City time on June 18, 2013, unless such date is extended or the Rights are earlier redeemed, exchanged or terminated.

As soon as practicable after a Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on a Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to a Distribution Date will be issued with Rights.

Flip-in Trigger.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders after receiving advice from one or more investment banking firms, each holder of a

Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Any person who, together with its affiliates and associates, beneficially owns 15% or more of the outstanding shares of Common Stock as of the time of the first public announcement of the Rights Agreement (an “Exempt Person”) shall not be deemed an Acquiring Person, but only for so long as such person, together with its affiliates and associates, does not become the beneficial owner of any additional shares of Common Stock while such person is an Exempt Person. A person will cease to be an Exempt Person if such person, together with such person’s affiliates and associates, becomes the beneficial owner of less than 15% of the outstanding shares of Common Stock.

Flip-over Trigger.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

Exchange Feature.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Equitable Adjustments.

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend on the Preferred Stock payable in shares of Preferred Stock, a subdivision or split of outstanding shares of Preferred Stock, a combination or consolidation of Preferred Stock into a smaller number of shares through a reverse stock split or otherwise, or reclassification of the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of cash (excluding regular quarterly cash dividends), assets, evidences of indebtedness or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Redemption Rights.

At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Miscellaneous.

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of Rights. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Amendment.

Any of the provisions of the Rights Agreement may be amended by the Board prior to a Distribution Date. After a Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. Notwithstanding the foregoing, no amendment may be made at such time as the Rights are not redeemable.

Anti-Takeover Effects.

The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board. As a result, the overall effect of the Rights may be to render more difficult or discourage a merger, tender offer or other business combination involving the Company that is not supported by the Board.

The Rights Agreement specifying the terms of the Rights is attached as Exhibit 4.1 and is incorporated by reference herein. This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. Unless the context otherwise requires, the capitalized terms used herein shall have the meanings ascribed to them in the Rights Agreement attached hereto.

Item 3.03	Material Modification to Rights of Security Holders.

The information included in Item 1.01 is incorporated by reference into this item. The Rights Agreement between the Company and Computershare Shareowner Services LLC, as Rights Agent, specifying the terms of the Rights is attached as Exhibit 4.1 to this Form 8-K and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2012, the Board of Directors of the Navistar International Corporation approved the realignment of certain of its senior management, including the promotion of Troy A. Clarke to the position of President—Truck and Engine of Navistar, Inc. Mr. Clarke had been serving as Navistar, Inc.’s President of Asia-Pacific Operations since April 2011. Mr. Clarke, age 57, joined Navistar as Senior Vice President – Strategic Initiatives in January 2010, following a 35-year career at General Motors. At General Motors, Mr. Clarke previously served as President – General Motors North America from 2006 to 2009, and as President – General Motors Asia Pacific from 2003 through 2006.

In connection with Mr. Clarke’s appointment as President—Truck and Engine of Navistar, Inc., the Compensation Committee increased his annual base salary to $700,000 and provided him with certain other benefits commensurate with his position.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

In connection with the Rights Agreement referenced in Item 1.01 and Item 3.03, on June 19, 2012, the Board approved (i) the elimination of the Junior Participating Preferred Stock, Series A, with a par value of $1.00 per share, that had been authorized in 2007 (“2007 Series A”), but unissued, in connection with a prior stockholder rights plan, by way of the filing of a certificate of elimination eliminating such 2007 Series A (the “Certificate of Elimination”); and (ii) a Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A (the “Certificate of Designation”) setting forth the rights, powers and preferences of a newly authorized Junior Participating Preferred Stock, Series A. The Company filed the Certificate of Elimination and Certificate of Designation with the Secretary of State of the State of Delaware on June 20, 2012.

The summary of rights and preferences of the newly issued Junior Participating Preferred Stock, Series A set forth in Exhibit C to the Rights Agreement is incorporated into this Item 5.03 by reference and is qualified in its entirety by reference to the full text of the Certificate of Designation.

A copy of the Certificate of Elimination is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference herein.

Item 8.01	Other Events.

Today, the Company announced the adoption of the Rights Agreement and the declaration of the dividend of Rights and issued a press release relating to such declaration, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 3.1	Certificate of Elimination of Junior Participating Preferred Stock, Series A.

Exhibit 3.2	Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A.

Exhibit 4.1	Rights Agreement, dated as of June 19, 2012, by and between Navistar International Corporation and Computershare Shareowner Services LLC, as Rights Agent.

Exhibit 99.1	Press release issued June 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

/s/ Andrew J. Cederoth
By:	Andrew J. Cederoth
Title:	Executive Vice President and Chief Financial Officer

Date: June 20, 2012

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Certificate of Elimination of Junior Participating Preferred Stock, Series A.

Exhibit 3.2	Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A.

Exhibit 4.1	Rights Agreement, dated as of June 19, 2012, by and between Navistar International Corporation and Computershare Shareowner Services LLC, as Rights Agent.

Exhibit 99.1	Press release issued June 20, 2012.